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                                                                   Exhibit 10.45

                                OPTION AGREEMENT

                                      AMONG

                           BASTET BROADCASTING, INC.,

                                  DAVID SMITH,

                                       and

                             NEXSTAR BROADCASTING OF

                         NORTHEASTERN PENNSYLVANIA, L.P.

                                   DATED AS OF

                                  May 19, 1998

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                                TABLE OF CONTENTS
                                -----------------

ARTICLE I

     GRANT OF OPTIONS;
     GENERAL TERMS OF SALE....................................................2
     1.1  Asset Option Grant; Assets Covered..................................2
          (a)  FCC Authorizations.............................................2
          (b)  Tangible Personal Property.....................................2
          (c)  Real Property..................................................2
          (d)  Agreements for Sale of Time....................................2
          (e)  Program Contracts..............................................3
          (f)  Other Contracts................................................3
          (g)  Trademarks, etc................................................3
          (h)  Programming Copyrights.........................................3
          (i)  FCC Records....................................................3
          (j)  Files and Records..............................................3
          (k)  Goodwill.......................................................3
          (l)  Prepaid Items..................................................3
          (m)  Cash...........................................................3
          (n)  Receivables and Other Claims...................................3
     1.2  Excluded Assets.....................................................4
          (a)  Insurance......................................................4
          (b)  Name...........................................................4
          (c)  Certain Contracts..............................................4
          (d)  Corporate Books and Records....................................4
          (e)  Transaction Documents..........................................4
     1.3  Stock Option Grant..................................................4
     1.4  Option Exercise.....................................................5
     1.5  Liabilities.........................................................5
          (a)  Permitted Encumbrances.........................................5
          (b)  Assumption of Liabilities Generally upon Asset Sale............5

ARTICLE II

     CLOSING..................................................................6
     2.1  Exercise Price......................................................6
               (a)  Payment...................................................6
               (b)  Definition of Cash Purchase Price.........................6
               (c)  Determination of Cash Purchase Price......................6
               (d)  Allocation of Cash Purchase Price after Asset Sale........6
     2.2  The Closing.........................................................6
     2.3  Deliveries at Closing...............................................7

                                        i

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                    (a) Deliveries by Seller..................................7
                    (b) Deliveries by Buyer...................................7

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF BASTET.................................8
     3.1  Incorporation; Power................................................8
     3.2  Corporate Action....................................................8
     3.3  No Defaults.........................................................9
     3.4  Brokers.............................................................9

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER ...........................9
     4.1  Capacity............................................................9
     4.2  Action..............................................................9
     4.3  No Defaults.........................................................9
     4.4  Brokers............................................................10

ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF BUYER.................................10
     5.1  Incorporation......................................................10
     5.2  Action.............................................................10
     5.3  No Defaults........................................................10
     5.4  Brokers............................................................10

ARTICLE VI

     COVENANTS OF BASTET AND STOCKHOLDER.....................................11
     6.1  Covenants of Bastet and Stockholder Generally......................11
          (a)  FCC Authorizations and Other Matters..........................11
          (b)  Restrictions..................................................11
          (c)  ..............................................................12
          Reports; Access to Facilities, Files, and Records..................12
          (d)  Notice of Proceedings.........................................12
          (e)  Notice of Certain Developments................................12
          (f)  Issuance or other Transfer of Stock or Equivalents............12
          (g)  No Premature Assumption of Control............................13
     6.2  Covenants of Bastet and Stockholder Exercise Period................13
               (a) Application for Commission Consent........................13
               (b) Consents..................................................13
               (c) Consummation of Sale......................................13

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               (d) Hart-Scott-Rodino.........................................14

ARTICLE VII

     COVENANTS OF BUYER......................................................14
     7.1  Covenants of Buyer Generally.......................................14
     7.2  Covenants of Buyer during Exercise Period..........................14

ARTICLE VIII

     CONDITIONS TO SELLER'S OBLIGATIONS ON THE CLOSING DATE..................14
     8.1  Representations, Warranties, Covenants.............................15
     8.2  Proceedings........................................................15
     8.3  FCC Authorization..................................................15
     8.4  Hart-Scott-Rodino..................................................15
     8.5  Purchase Price.....................................................15
     8.6  Other Instruments..................................................15

ARTICLE IX

     REMEDIES................................................................16
     9.1  Bulk Sales Indemnity...............................................16
     9.2  Acknowledgment by Buyer............................................16

ARTICLE X

     TERMINATION/MISCELLANEOUS...............................................16
     10.1   Termination of Agreement Prior to the Closing Date...............16
            (a)  By Bastet or Stockholder....................................16
            (b)  By Buyer....................................................17
     10.2   Remedies.........................................................17
     10.3   Expenses.........................................................17
     10.4   Assignments; Exercise in Part....................................17
     10.5   Further Assurances...............................................18
     10.6   Notices..........................................................18
     10.7   Captions.........................................................19
     10.8   Law Governing....................................................20
     10.9   Consent to Jurisdiction, Etc.....................................20
     10.10  Waiver of Provisions.............................................20
     10.11  Counterparts.....................................................20
     10.12  Entire Agreement/Amendments......................................20

                                       iii

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     10.13  Access to Books and Records......................................21
     10.14  Public Announcements.............................................21
     10.15  Definitional Provisions..........................................22
            (a)  Terms Defined in Appendix...................................22
            (b)  Gender and Number...........................................22
     10.16  Arbitration......................................................22
            (a)  Generally...................................................22
            (b)  Notice of Arbitration.......................................22
            (c)  Selection of Arbitrator.....................................22
            (d)  Conduct of Arbitration......................................22
            (e)  Enforcement.................................................23
            (f)  Expenses....................................................23
     10.17  Termination of Transfer Restrictions in the Shared
            Services Agreement...............................................23

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                                OPTION AGREEMENT
                                ----------------

          THIS OPTION AGREEMENT is dated as of May 19, 1998, and is entered into among Bastet Broadcasting, Inc., a Delaware corporation ("Bastet"), David Smith ("Stockholder"), and Nexstar Broadcasting of Northeastern Pennsylvania, L.P., a Delaware limited partnership ("Buyer"). Other capitalized terms are defined in the Appendix to this Agreement.

                                    RECITALS
                                    --------

          WHEREAS, Bastet is the licensee of broadcast television station WYOU(TV), Scranton, Pennsylvania (the "Main Station"), together with broadcast translator station W19AR (Channel 19), Clarks Summit, Pennsylvania (the "Clarks Summit Translator"), broadcast translator station W54AV (Channel 54), Mansfield, Pennsylvania (the "Mansfield Translator"), broadcast translator station W66AI (Channel 66), Minersville, Pennsylvania (the "Minersville Translator"), broadcast translator station W60AH (Channel 60), Stroudsburg, Pennsylvania (the "Stroudsburg Translator"), and broadcast translator stations W26AT and W55AG (Channels 26 and 55, respectively), Williamsport, Pennsylvania (the "Williamsport Translators" and, together with the Clarks Summit Translator, the Mansfield Translator, the Minersville Translator and the Stroudsburg Translator, the "Translator Stations"). The Main Station and the Translator Stations are sometimes collectively referred to as the "Stations";

          WHEREAS, Stockholder is the sole stockholder of Bastet;

          WHEREAS, Buyer and Bastet are parties to a Shared Services Agreement dated as of January 5, 1998 (the "Shared Services Agreement") wherein Bastet and Stockholder agreed to certain restrictions on the transfer of the Stations; and

          WHEREAS, Buyer, Bastet and Stockholder wish to terminate the transfer restrictions under the Shared Services Agreement, in consideration for which Bastet and Stockholder desire to grant to Buyer an option to acquire the Station Assets described in more detail below, or (at Buyer's election) any or all of the issued and outstanding capital stock of Bastet, and Buyer desires to be granted such option, all on the terms described below and consistent with the rules and regulations of the FCC;

          NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                        1

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                                    ARTICLE I

                                GRANT OF OPTIONS;
                                -----------------
                              GENERAL TERMS OF SALE
                              ---------------------


          1.1 Asset Option Grant; Assets Covered. Bastet hereby grants to
Buyer, and Buyer hereby accepts Bastet's grant of, an option (the "Asset Option") to acquire the Station Assets, upon the terms and conditions set forth in this Agreement. Upon and subject to the terms and conditions stated in this Agreement, if Buyer has exercised the Asset Option, then on the Closing Date, Bastet, as its interests may appear, shall convey, transfer, and deliver to Buyer, and Buyer shall acquire from Bastet, all of Bastet's rights in, to and under the assets and properties of Bastet, real and personal, tangible and intangible, of every kind and description which are used or useful in connection with the business and operations of the Station, as a going concern, including, without limitation, rights under contracts and leases, real and personal property, plant and equipment, inventories, intangibles, licenses and goodwill, but excluding all such assets and properties which constitute Excluded Assets. The rights, assets, property, and business of Bastet with respect to the Station to be transferred to Buyer pursuant to this Section 1.1 in connection with the exercise of the Asset Option are referred to as the "Station Assets," and the purchase and sale of the Station Assets pursuant to this Agreement in connection with the exercise of the Asset Option is referred to as the "Asset Sale." Subject to Section 1.2, the Station Assets include, without limitation, Bastet's rights in, to and under the following, in each case if and to the extent in existence and held by Bastet immediately prior to the Closing:

               (a) FCC Authorizations. All licenses, construction permits and authorizations issued by the FCC to Bastet with respect to the Station (the "FCC Authorizations"), and all applications therefor, together with any renewals, extensions, or modifications thereof and additions thereto.

               (b) Tangible Personal Property. All equipment, vehicles, furniture, fixtures, transmitting towers, antennas, transmitters, satellite earth stations, office materials and supplies, spare parts and other tangible personal property of every kind and description used in connection with the business and operations of the Station.

               (c) Real Property . All real property interests held by Bastet and all buildings, structures, towers, and improvements thereon used in the business and operations of the Station, and all other rights under any Contracts relating to real property (the "Realty Contracts"); provided that, in the event of destruction of or damage to any such real property interest or any improvement thereon which is not repaired or restored prior to the Closing Date, then at the Closing (if Buyer and Bastet are consummating the Asset Sale, as distinct from the Stock Sale) Bastet shall assign to Buyer all of Bastet's interest, if any, in the proceeds (the "Proceeds") of any insurance covering such damage or destruction.

                                        2

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               (d) Agreements for Sale of Time. All orders, agreements and other Contracts for the sale of advertising time (including Trades) on the Station (collectively, the "Time Sales Contracts"), to the extent unperformed as of the Closing Date.

               (e) Program Contracts. All program licenses and other Contracts under which Bastet is authorized to broadcast film product or programs on the Station (collectively, the "Program Contracts").

               (f) Other Contracts. The Time Brokerage Agreement, all affiliation agreements and other Contracts relating to the Station to which Bastet is a party with respect to the Station (other than any Contract described in Section 1.1(c), 1.1(d) or 1.1(e) hereof) (collectively, the "Other Assumed Contracts").

               (g) Trademarks, etc. All trademarks, service marks, trade names, jingles, slogans, logotypes, the goodwill associated with the foregoing, and patents, owned and used by Bastet in connection with the business and operations of the Station, including, without limitation, all Bastet's rights to use the call letters "WYOU" and any related or other call letters, names and phrases used in connection with the Station.

               (h) Programming Copyrights. All program and programming materials and elements of whatever form or nature owned by Bastet and used solely in connection with the business and operations of the Station, whether recorded on tape or any other substance or intended for live performance, and whether completed or in production, and all related common law and statutory copyrights owned by or licensed to Bastet and used in connection with the business and operations of the Station.

               (i) FCC Records. Subject to Section 10.13, all FCC logs and other compliance records of Bastet that relate to the operations of the Station.

               (j) Files and Records. Subject to Section 10.13, all files and other records of Bastet relating to the business and operations of the Station prior to the Closing Date, including, without limitation, all books, records, accounts, checks, payment records, tax records (including, without limitation, payroll, unemployment, real estate, and other tax records), and other such similar books and records of Bastet, for five (5) fiscal years immediately preceding the Closing Date (collectively, the "Bastet's Recent Station Records").

               (k) Goodwill. All of Bastet's goodwill in, and going concern value of, the Station.

               (l) Prepaid Items. All prepaid expenses relating to the Station.

               (m) Cash. All cash, cash equivalents, and cash items of any kind whatsoever, certificates of deposit, money market instruments, bank balances, and rights in and to bank accounts, marketable and other securities held by Bastet.

                                        3

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               (n) Receivables and Other Claims. All notes and accounts
     receivable and other receivables of Bastet relating to or arising out of the operation of the Station prior to the Closing, all security, insurance, and similar deposits, and all other claims of Bastet with respect to transactions or other conduct of the business of the Station prior to the Closing, including, without limitation, claims for tax refunds and claims of Bastet under all Contracts with respect to events or the period prior to the Closing.

          1.2 Excluded Assets. There shall be excluded from the Station Assets and, to the extent in existence on the Closing Date (if Buyer and Bastet are consummating the Asset Sale, as distinct form the Stock Sale), retained by Bastet, the following assets (the "Excluded Assets"):

                    (a) Insurance. Subject to Section 1.1(c), all contracts of insurance and all insurance plans and the assets thereof, together with all rights and claims thereunder.

                    (b) Name. All of Bastet's rights to use the name "Bastet," any variation thereof, or any related logo, name or phrase.

                    (c) Certain Contracts. All Realty Contracts, Time Sales Contracts, Program Contracts and Other Assumed Contracts which expire and are not renewed, or which otherwise terminate, on or prior to the Closing Date.

                    (d) Corporate Books and Records. Subject to Section 10.13, all account books of original entry and other than duplicate copies of such files and records, if any, that are maintained at any executive office of Bastet or the offices of Bastet's direct or indirect equity owners, and all materials of Bastet which constitute attorney work product or contain information which is protected by attorney-client privilege, wherever located, relating to matters at or prior to the Closing; provided that Bastet will provide Buyer access to such work product or privileged information to the extent necessary for Buyer to defend any claim brought against Buyer by a Person which is not, or is not an Affiliate of, a party to this Agreement.

                    (e) Transaction Documents. All rights of Bastet, or any successor to Bastet, pursuant to any Transaction Document.

          1.3 Stock Option Grant. Stockholder hereby grants to Buyer, and Buyer hereby accepts Stockholder's grant of, an option (the "Stock Option") to acquire, on one or more occasions, any or all of the issued and outstanding capital stock of Bastet which is held by Stockholder, upon the terms and conditions set forth in this Agreement. Upon and subject to the terms and conditions stated in this Agreement, if Buyer has exercised the Stock Option, then on the Closing Date, Stockholder shall convey, transfer, and deliver to Buyer, and Buyer shall acquire from Stockholder, all of the capital stock of Bastet ("Bastet Stock") held by Stockholder (or, if less, the Bastet Stock as to which Buyer has exercised the Stock Option). The purchase and sale of Bastet Stock pursuant to this Agreement in connection with the exercise of the Stock Option is referred to as the "Stock Sale."

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          1.4 Option Exercise. In order to exercise either the Asset Option or the Stock Option (collectively, the "Options"), Buyer must deliver to Bastet and Stockholder (prior to the Option Expiration Date) written notice (an "Exercise Notice") of Buyer's intention to do so. Buyer may withdraw any Exercise Notice prior to the Closing by written notice to that effect to Bastet and Stockholder. No such withdrawal (and no withdrawal of any subsequent Exercise Notice) will affect Buyer's right subsequently to exercise either Option by delivering to Bastet and Stockholder (prior to the Option Expiration Date) one or more other Exercise Notices. Upon the withdrawal of any Exercise Notice, Buyer shall reimburse Seller for all reasonable out-of-pocket expenses incurred by Seller in connection with its compliance with Section 6.2 with respect to such Exercise Notice. In the context of any exercise of the Asset Option or the consummation of the Asset Sale, the term "Seller" refers to Bastet. In the context of any exercise of the Stock Option or the consummation of the Stock Sale, the term "Seller" refers to Stockholder.

          1.5 Liabilities.

               (a) Permitted Encumbrances. At the Closing, the Station Assets or the Bastet Stock, as the case may be, shall be sold and conveyed to Buyer free and clear of all Liens, (including all Liens which secure the repayment of Existing Station Indebtedness), other than (i) Liens for current taxes in respect of the Station and the Station Assets (but not the Bastet Stock) and other amounts which are not then due and payable and which arise by operation of law, (ii) Liens on the Station Assets which are in existence on the date of this Agreement and which do not secure indebtedness or borrowed money, (iii) Liens on the Station's assets arising by operation of law or in the ordinary course of Bastet's business after the date of this Agreement and not securing indebtedness for borrowed money, (iv) Liens on the Bastet Stock which arise by virtue of the Stock Option, and (v) Liens on the Station Assets which, in the aggregate, would not be expected to have a material effect on the Station Assets after the Asset Sale.

               (b) Assumption of Liabilities Generally upon Asset Sale. In the case of the Asset Sale, the "Assumed Liabilities" will be all liabilities and obligations of Bastet relating to the operation of the Station or the ownership or operation of the Station Assets, in each case as of the Closing Date, whether contingent or absolute, known or unknown, accrued or not accrued, or matured or unmatured, including all liabilities and obligations pursuant to any Realty Contract, Time Sales Contract, Program Contract or Other Assumed Contract (collectively, the "Assumed Contracts") in effect on the Closing Date, including the Time Brokerage Agreement. On the Closing Date (if Buyer and Bastet are consummating the Asset Sale), Buyer will assume and agree to pay, satisfy, perform and discharge all Assumed Liabilities. From and after the Closing (if Buyer and Bastet have consummated the Asset Sale), Buyer will discharge and reimburse and hold harmless Bastet against, and Bastet will not be responsible or otherwise liable for, any Assumed Liability. Without limiting the foregoing, except as otherwise provided in this Agreement, the "Assumed Liabilities" will not include, and on the Closing Date Buyer shall not assume or thereafter be liable for, any liability or obligation of Bastet relating to any Existing Station Indebtedness (it being understood that all Existing Station Indebtedness will be satisfied prior to, or contemporaneously with, the consummation of the Asset Sale). The revenues, expenses and liabilities of Bastet or attributable to the Station and the Station Assets will not be prorated between Buyer and Bastet in connection with the Asset Sale.


                                   ARTICLE II

                                     CLOSING
                                     -------

          2.1 Exercise Price.

               (a) Payment. In consideration of the transfer and delivery of the Station Assets or the Bastet Stock (as the case may be) to Buyer at the Closing, (i) Buyer will pay to Seller an amount which is equal to the Cash Purchase Price, and (ii) if Buyer and Bastet are consummating the Asset Sale, then Buyer will assume the Assumed Liabilities. The Cash Purchase Price shall be paid by Buyer to Seller on the Closing Date by wire transfer of immediately available funds to such bank account(s) as Seller may designate on or prior to the Closing Date.

               (b) Definition of Cash Purchase Price. The "Cash Purchase Price" shall be equal to the Existing Station Indebtedness as of the date of the Closing.

               (c) Determination of Cash Purchase Price. Each of Buyer, Bastet and Stockholder will use reasonable efforts to assist in the determination of the Existing Station Indebtedness. Notwithstanding Section 10.1(a) of this Agreement, neither Bastet nor Stockholder may terminate this Agreement at any time at which an Exercise Notice has been given (and not withdrawn) and the related Existing Station Indebtedness has not been determined, or during the twenty business days after any such determination.

               (d) Allocation of Cash Purchase Price after Asset Sale. If Buyer and Bastet consummate the Asset Sale, then Buyer and Bastet will allocate the Cash Purchase Price among the Station Assets in accordance with a report of such allocation prepared in good faith by Buyer based upon the valuation report of an independent appraiser retained by Buyer and in accordance with all applicable provisions of the Internal Revenue Code of 1986, as in effect from time to time. Buyer will submit such reports of Buyer and such independent appraiser to Bastet prior to the Closing of the Asset Sale. Buyer and Bastet agree to file (at such times and in such manner as may be required by applicable Legal Requirements) all relevant returns and reports (including, without limitation, Forms 8594, Asset Acquisition Statements, and all income and other tax returns) on the basis of such allocations.

          2.2 The Closing. Subject to Section 10.1, the closing of the Asset Sale or the Stock Sale (in either case, a "Sale"), and, in the case of the Asset Sale, the assumption of the Assumed Liabilities (the "Assumption"), and the consummation of all related transactions to be consummated contemporaneously therewith pursuant to this Agreement (the "Closing"), shall be held after the satisfaction or Seller's waiver in writing of each of the conditions set forth in Article VIII and at the time and location and on the date specified by Buyer in writing to Seller delivered not less than fifteen business days prior to such date, or at such other place and/or at such other time and day as Seller and Buyer may agree in writing.

          2.3 Deliveries at Closing. All actions at the Closing shall be deemed to occur simultaneously, and no document or payment to be delivered or made at the Closing shall be deemed to be delivered or made until all such documents and payments are delivered or made to the reasonable satisfaction of Buyer, Seller and their respective counsel.

          (a) Deliveries by Seller. At the Closing, Seller shall deliver to Buyer such instruments of conveyance and other customary documentation as shall in form and substance be reasonably satisfactory to Buyer and its counsel in order to effect the Sale in question, including, without limitation, the following:

          (1) in the case of the Asset Sale, one or more bills of sale conveying the Station Assets, and in the case of the Stock Sale, each certificate representing the Bastet Stock, duly endorsed for transfer or accompanied by an appropriate stock power;

          (2) any releases of Liens that are necessary in order to transfer the Station Assets or the Bastet Stock in the manner contemplated by
               Section 1.5(a);

          (3) if Seller is not a natural person, a certified copy of the resolutions or proceedings of Seller's board of directors and stockholders (or similar Persons) authorizing Seller's consummation of the Sale;

          (4) if Seller is not a natural person, then a certificate as to the existence and/or good standing of Seller issued by the Secretary of State or Secretary of the Commonwealth, as the case may be, of the state under the laws of which Seller is incorporated, organized or formed (and in any event, in the case of the Asset Sale, of the Secretary of the Commonwealth of the Commonwealth of Pennsylvania), in each case dated on or after the fifth Business Day prior to the Closing Date, certifying as to the good standing and/or qualification of Seller in such jurisdiction;

          (5)  a receipt for the Cash Purchase Price;

          (6)  all Consents received by Seller through the Closing Date; and

          (7)  such other documents as Buyer may reasonably request.

          (b) Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the Cash Purchase Price as provided in Section 2.1 and such instruments of assumption and other customary documentation as shall in form and substance be reasonably satisfactory to Seller and its counsel in order to effect the Sale (and, in the case of the Asset Sale, the Assumption), including, without limitation, the following:

          (1) a certificate of Buyer dated the Closing Date to the effect that, except as specified in such certificate, the conditions set forth in Article VIII have been fulfilled;

          (2) if Buyer is not a natural person, then a certified copy of the resolutions or proceedings of Buyer authorizing the consummation of the Sale (and, in the case of the Asset Sale, the Assumption);

          (3) if Buyer is not a natural person, then a certificate issued by the Secretary of State of the state under the laws of which Buyer is incorporated, organized or formed (and in any event, if qualification of Buyer to conduct business in the Commonwealth of Pennsylvania is required in order for Buyer to hold the Station Assets or the Bastet Stock, as the case may be, after the Sale, then of the Secretary of Pennsylvania of the Commonwealth of Pennsylvania), in each case dated on or after the fifth Business Day prior to the Closing Date, certifying as to the organization and/or qualification of Buyer in each such jurisdiction; and

          (4)  such other documents as Seller may reasonably request.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BASTET
                    ----------------------------------------

          Bastet represents and warrants to Buyer as follows:

          3.1 Incorporation; Power. Bastet is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and in good standing under the laws of the Commonwealth of Pennsylvania. Bastet has the corporate power to enter into and consummate the transactions contemplated by this Agreement. David Smith is the beneficial and record owner of all issued and outstanding capital stock of Bastet, and there are not outstanding any warrants, options or other securities or rights (collectively, "Bastet Stock Equivalents") which directly or indirectly are exercisable or exchangeable for, or convertible into, any capital stock of Bastet or any Bastet Stock Equivalent.

          3.2 Corporate Action. All actions necessary to be taken by or on the part of Bastet in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby to be consummated and presently necessary to make the same effective have been duly and validly taken. This Agreement has been duly and validly authorized, executed, and delivered by Bastet and constitutes a valid and binding agreement, enforceable against Bastet in accordance with and subject to its terms.

          3.3 No Defaults. On the Closing Date (after giving effect to all approvals and consents which have been obtained), neither the execution and delivery by Bastet of this Agreement, nor the consummation by Bastet of the transactions contemplated by this Agreement to be consummated on or prior to the Closing Date, will constitute, or, with the giving of notice or the passage of time or both, would constitute, a material violation of or would conflict in any material respect with or result in any material breach of or any material default under, any of the terms, conditions, or provisions of any Legal Requirement to which Bastet is subject, or of Bastet's certificate of incorporation or by-laws or similar organizational documents, or of any material contract, agreement, or instrument to which Bastet is a party or by which Bastet is bound.

          3.4 Brokers. There is no broker or finder or other Person who would have any valid claim against Bastet for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of or action taken by Bastet or any Affiliate of Bastet.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
                  ---------------------------------------------

          Stockholder represents and warrants to Buyer as follows:


          4.1 Capacity. If Stockholder is not a natural person, then Stockholder is a corporation, partnership, limited liability company or other entity duly organized or constituted, validly existing, and in good standing under the laws of the state under whose laws Stockholder is purported to have been organized or constituted, and Buyer has the corporate or other power (or, if Stockholder is a natural person, then Stockholder has the legal capacity) to enter into and consummate the transactions contemplated by this Agreement.

          4.2 Action. All actions necessary to be taken by or on the part of Stockholder in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby to be consummated and presently necessary to make the same effective have been duly and validly taken. This Agreement has been duly and validly authorized (if Stockholder is not a natural person), executed, and delivered by Stockholder and constitutes a valid and binding agreement, enforceable against Stockholder in accordance with and subject to its terms.

          4.3 No Defaults. On the Closing Date (after giving effect to all approvals and consents which have been obtained), neither the execution and delivery by Stockholder of this

Agreement, nor the consummation by Stockholder of the transactions contemplated by this Agreement to be consummated on or prior to the Closing Date, will constitute, or, with the giving of notice or the passage of time or both, would constitute, a material violation of or would conflict in any material respect with or result in any material breach of or any material default under, any of the terms, conditions, or provisions of any Legal Requirement to which Stockholder is subject, or (if Stockholder is not a natural person) of Stockholder's certificate of incorporation or by-laws or similar organizational documents, or of any material contract, agreement, or instrument to which Stockholder is a party or by which Stockholder is bound.

          4.4 Brokers. There is no broker or finder or other Person who would have any valid claim against Stockholder for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of or action taken by Stockholder or any Affiliate of Stockholder.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------


          Buyer represents and warrants to Bastet and Stockholder as follows:

          5.1 Incorporation. If Buyer is not a natural person, then Buyer is a corporation, partnership, limited liability company or other entity duly organized or constituted, validly existing, and in good standing under the laws of the state under whose laws Buyer is purported to have been organized or constituted, and Buyer has the corporate or other power (or, if Buyer is a natural person, then Buyer has the legal capacity) to enter into and consummate the transactions contemplated by this Agreement.

          5.2 Action. All actions necessary to be taken by or on the part of Buyer in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby to be consummated and presently necessary to make the same effective have been duly and validly taken. This Agreement has been duly and validly authorized (if Buyer is not a natural person), executed and delivered by Buyer and constitutes a valid and binding agreement, enforceable against Buyer in accordance with and subject to its terms.

          5.3 No Defaults. On the Closing Date (after giving effect to all approvals and consents which have been obtained), neither the execution and delivery by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated by this Agreement to be consummated on or prior to the Closing Date, will constitute, or, with the giving of notice or the passage of time or both, would constitute, a material violation of or would conflict in any material respect with or result in any material breach of or any material default under, any of the terms, conditions, or provisions of any Legal Requirement to which Buyer is subject, or of Buyer's certificate of incorporation or by-laws or similar organizational documents, if any, or of any material contract, agreement, or instrument to which Buyer is a party or by which Buyer is bound.

          5.4 Brokers. There is no broker or finder or other Person who would have any valid claim against Seller for a commission or brokerage fee in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of or action taken by Buyer or any Affiliate of Buyer.


                                   ARTICLE VI

                       COVENANTS OF BASTET AND STOCKHOLDER
                   -------------------------------------------

          6.1 Covenants of Bastet and Stockholder Generally. Bastet covenants and agrees that, from the date of this Agreement until the Closing, except as
(i) Buyer may otherwise consent (which consent (other than in the case of Section 6.1(f)) Buyer will not unreasonably withhold or delay upon Bastet's request) or (ii) Bastet may otherwise be requested by Buyer to act or refrain from acting:

          (a) FCC Authorizations and Other Matters. Bastet and Stockholder will promptly execute any necessary applications for renewal of FCC Authorizations necessary for the operation of the Station as presently conducted and will use reasonable efforts to cooperate with Buyer in any other respect in which Buyer may reasonably request in order to enhance, protect, preserve or maintain the Station Assets and/or the business and operation of the Station.

          (b) Restrictions. Bastet will not (to the extent the following restrictions are permitted by the FCC and all other applicable Legal Requirements):

          (1) other than in the ordinary course of business, sell, lease (as lessor), transfer, or agree to sell, lease (as lessor), or transfer any material Station Assets (other than in the ordinary course of its business) without replacement thereof with functionally equivalent or superior assets;

          (2) enter into any amendment or other modification of any agreement, instrument or other document governing or relating to Existing Station Indebtedness;

          (3) apply to the FCC for any construction permit that would materially restrict the Station's present operations or make any material adverse change in the buildings or leasehold improvements owned by Bastet;

          (4) (i) authorize, declare or pay any dividend or return any equity capital to its stockholders, (ii) redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration any of its shares of any class of its capital stock or other Equity Securities outstanding, or (iii) make any other form of cash distributions; or

          (5) enter into any arrangement or contract with Stockholder, any affiliate of Stockholder or any of Stockholder's parents, spouse, descendants (whether natural, step or adopted) or other family member of Stockholder.

          (c) Reports; Access to Facilities, Files, and Records. Buyers' Access Generally. From time to time, at the request of Buyer, Bastet shall give or cause to be given to the officers, employees, accountants, counsel, and representatives of Buyer

               (1) access, upon reasonable prior notice, during normal business hours, to all facilities, property, accounts, books, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, records, equipment, machinery, fixtures, furniture, vehicles, accounts payable and receivable, and inventories of Bastet related to the Station, and

               (2) all such other information in Bastet's possession concerning the affairs of the Station as Buyer may reasonably request,

provided that the foregoing does not disrupt or interfere with the business and operations of Bastet or the Station.

          (d) Notice of Proceedings. Bastet and Stockholder will promptly notify Buyer in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of the Asset Sale or the Stock Sale, or upon receiving any notice from any governmental department, court, agency, or commission of its intention to institute an investigation into or institute a suit or proceeding to restrain or enjoin the consummation of the Asset Sale or the Stock Sale, or to nullify or render ineffective this Agreement (or the Asset Sale or the Stock Sale, if consummated).

          (e) Notice of Certain Developments. Bastet shall give prompt written notice to Buyer, promptly after Bastet becomes aware of the same, (1) if the Station Assets shall have suffered damage on account of fire, explosion, or other cause of any nature which is sufficient to prevent operation of the Station in any material respect for more than ten (10) consecutive days, or (2) if the regular broadcast transmission of the Station in the normal and usual manner in which it heretofore has been operating is interrupted in a material manner for a period of more than ten
     (10) consecutive days.

          (f) Issuance or other Transfer of Stock or Equivalents. Bastet will not issue any shares of its capital stock or any Bastet Stock Equivalent to any Person unless (i) such Person thereupon becomes a party to this Agreement with respect to all Bastet Stock which such Person holds by executing and delivering to Buyer a counterpart of this Agreement by which such Person agrees to be treated as an additional "Stockholder" hereunder and (ii) each representation or warranty set forth in Article IV is true and correct in all respects with respect to such Person. The execution of any such counterpart of this Agreement by any such Person will be deemed to constitute a representation and warranty of such Person to the effect that all representations and warranties set forth in Article IV are true and correct with respect to such Person in all respects. Stockholder will not sell, convey or otherwise transfer or dispose of any Bastet Stock or Bastet Stock Equivalent other than (A) to a Person who executes and delivers to Buyer such a counterpart of this Agreement and with respect to whom all representations and warranties set forth in Article IV are true and correct in all respects or (B) upon his death or incapacity, in which event this Agreement will be binding upon Stockholder's estate, personal or legal representatives, heirs and other successors; provided that this sentence shall not apply to any transfer or disposal pursuant to the Smith Pledge Agreement dated as of the date of January 5, 1998 made by David Smith in favor of Bank of America National Trust and Savings Association (the "Pledge Agreement").

          (g) No Premature Assumption of Control. Nothing contained in this
     Section 6.1 shall give Buyer any right to control the programming, operations, or any other matter relating to the Station prior to the Closing Date, and Bastet shall have complete control of the programming, operations, and all other matters relating to the Station up to the time of the Closing.

          6.2 Covenants of Bastet and Stockholder Exercise Period. Each of Bastet and Stockholder covenants and agrees that, after its receipt of each and every Exercise Notice and until either the Closing occurs or such Exercise Notice is withdrawn pursuant to Section 1.3:

          (a) Application for Commission Consent. As promptly as practicable, Bastet or Stockholder, as appropriate, will complete the seller's or transferee's portion of all necessary applications to the FCC requesting the Required FCC Consents (if any), and upon receipt of Buyer's portion of such applications, will promptly file such applications with the FCC jointly with Buyer. Each of Bastet and Stockholder will diligently take or cooperate in the taking of all reasonable steps that are necessary, proper, or desirable to expedite the preparation of such applications (including withdrawal and/or re-filing, or any amendment or supplement thereto, which Buyer may request) and their prosecution to a final grant. Each of Bastet and Stockholder will promptly provide Buyer with a copy of any pleading, order, or other document served on Bastet or Stockholder relating to such applications.

          (b) Consents. Bastet and Stockholder will use reasonable efforts (without being required to make any payment not specifically required by the terms of any licenses, leases, and other contracts) to assist Buyer to
     (1) obtain or cause to be obtained prior to the Closing Date all Consents or, in the absence of any Consent, one or more replacement agreements which would be effective on or prior to the Closing and would grant Buyer (after the Closing) substantially the same benefits with respect to the Station as Bastet or Stockholder, as the case may be, enjoys with respect to the Station immediately prior to the Closing under the replaced Contract(s), and (2) cause each Consent or replacement agreement to become effective as of the Closing Date (whether it is granted or entered into prior to or after the Closing).

          (c) Consummation of Sale. Subject to the provisions of Article VIII and Section 10.1, Bastet and Stockholder shall use reasonable efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the conditions set forth in Article VIII to be fulfilled and cause the Sale (and, in the case of the Asset Sale, the Assumption) to be consummated.

          (d) Hart-Scott-Rodino. As promptly as practicable, Bastet and Stockholder shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the Hart-Scott-Rodino Act in connection with the Sale (and, in the case of the Asset Sale, the Assumption), and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with the Sale (and, in the case of the Asset Sale, the Assumption). Bastet and Stockholder will take all reasonable actions, and will file and use reasonable efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the Sale (and, in the case of the Asset Sale, the Assumption).


                                   ARTICLE VII

                               COVENANTS OF BUYER
                               ------------------

          7.1 Covenants of Buyer Generally. Buyer covenants and agrees that Buyer will promptly notify Seller in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of the Sale (or, in the case of the Asset Sale, the Assumption), or upon receiving any notice from any governmental department, court, agency, or commission of its intention to institute an investigation into or institute a suit or proceeding to restrain or enjoin the consummation of the Sale (or, in the case of the Asset Sale, the Assumption), or to nullify or render ineffective this Agreement or the Sale (or, in the case of the Asset Sale, the Assumption) if consummated.

          7.2 Covenants of Buyer during Exercise Period. Buyer covenants and agrees that, after it gives any Exercise Notice and unless and until such Exercise Notice is withdrawn pursuant to Section 1.3, Buyer will use reasonable efforts (both prior to and after the Closing Date) jointly with Seller to obtain or cause to be obtained prior to the Closing Date all Consents and to execute such assumption instruments as may be required or requested in connection with obtaining any Consent (or, in the alternative, enter into one or more replacement agreements which would be effective on or prior to the Closing and would grant Buyer substantially the same benefits with respect to the Station as Bastet or Stockholder, as the case may be, enjoys with respect to the Station under the replaced Contract(s) immediately prior to the Closing).

                                  ARTICLE VIII

                       CONDITIONS TO SELLER'S OBLIGATIONS
                               ON THE CLOSING DATE
                               -------------------


          The obligation of Seller to consummate the Sale on the Closing Date is, at Seller's option, subject to the fulfillment of the following conditions at or prior to the time of the Closing:

          8.1 Representations, Warranties, Covenants.

               (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and accurate in all material respects (except to the extent changes are permitted or contemplated pursuant to this Agreement) both on the date of this Agreement and as if made on and as of the Closing Date; and

               (b) Buyer shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing (including the delivery of the Cash Purchase Price).

          8.2 Proceedings.

               (a) No action or proceeding shall have been instituted and be pending before any court or governmental body to restrain or prohibit, or to obtain a material amount of damages in respect of, the consummation of the Sale (or, in the case of the Asset Sale, the Assumption) that, in the reasonable opinion of Seller, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or, if the Sale (or, in the case of the Asset Sale, the Assumption) were consummated, an order to nullify or render ineffective this Agreement or the Sale (or, in the case of the Asset Sale, the Assumption) or for the recovery against Seller of a material amount of damages; and

               (b) none of the parties to this Agreement shall have received written notice from any governmental body of (i) such governmental body's intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the Sale (or, in the case of the Asset Sale, the Assumption), or to commence any investigation (other than a routine letter of inquiry, including, without limitation, a routine Civil Investigative Demand) into the consummation of the Sale (or, in the case of the Asset Sale, the Assumption), or (ii) the actual commencement of such an investigation, in each case which remains pending or open.

          8.3 FCC Authorization. If there is any Required FCC Consent with respect to the Sale, then the FCC Approval Date shall have occurred with respect to all such Consents and all Required FCC Consents shall be in full force and effect.

          8.4 Hart-Scott-Rodino. Any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated.

          8.5 Purchase Price. The Existing Station Indebtedness will have been determined as provided in Section 2.1.

          8.6 Other Instruments. Buyer shall have delivered, or shall stand ready to deliver, to Seller such instruments, documents, and certificates as are contemplated by Section 2.3(b).

                                   ARTICLE IX

                                    REMEDIES
                                    --------

          9.1 Bulk Sales Indemnity. In the case of the Asset Sale, Buyer and Bastet have jointly determined that there will be no attempt to comply with the notice provisions of any bulk sales law which may apply to the purchase and sale of the Station Assets pursuant to this Agreement. Buyer will indemnify and hold Bastet harmless from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including, without limiting the generality of the foregoing, liabilities for reasonable attorneys' fees and expenses, suffered directly or indirectly by Bastet by reason of or arising out of non-compliance with any such bulk sales law.

          9.2 Acknowledgment by Buyer. Buyer has conducted, to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Station and the Station Assets. In determining to proceed with the transactions contemplated by this Agreement, Buyer has relied, and will rely, on the representations, warranties and covenants of Bastet and Stockholder set forth in this Agreement and the results of such independent investigation and verification. BUYER ACKNOWLEDGES THAT BASTET AND STOCKHOLDER MAKE NO REPRESENTATION OR WARRANTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT. BUYER FURTHER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE (INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY RELATING TO THE PROJECTED, FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OR OPERATIONS, ASSETS OR LIABILITIES RELATING TO THE STATION), EXPRESS OR IMPLIED, ARE SPECIFICALLY DISCLAIMED BY BASTET AND STOCKHOLDER.

                                    ARTICLE X

                            TERMINATION/MISCELLANEOUS
                            -------------------------

          10.1 Termination of Agreement Prior to the Closing Date. This Agreement may be terminated at any time on or prior to the Closing as follows:

               (a) By Bastet or Stockholder. By Bastet or Stockholder, by written notice (a "Termination Notice") to Buyer at any time after the seventh anniversary of the date of this Agreement, if (I) the Closing with respect to the Station Assets or Bastet Stock held by such Person has not occurred on or prior to the date upon which such Person's Termination Notice is given, and (II) any of such Person's conditions to closing set forth in Article VIII has not been either satisfied or waived by such Person and the absence of satisfaction of any such condition to closing is not caused solely by a breach by any Person other than Buyer of its obligations under this Agreement.

               (b) By Buyer. By Buyer, by written notice to Bastet and Stockholder, at any time.

Neither Buyer, Bastet nor Stockholder shall have any liability to any of the other of them for costs, expenses, damages (consequential or otherwise), loss of anticipated profits, or otherwise as a result of a termination pursuant to this
Section 10.1. This Article X will survive the termination of this Agreement pursuant to this Section 10.1.

          10.2 Remedies. In the event of a breach of any of Bastet's or Stockholder's obligations under this Agreement, Buyer, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of any such obligations of Bastet or Stockholder.

          10.3 Expenses. Except as otherwise expressly provided in this Agreement, each of Bastet, Stockholder and Buyer shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, accounting and legal fees incurred in connection herewith; provided that Buyer will reimburse Seller for all reasonable out-of-pocket expenses incurred by Seller in connection with the Closing.

          10.4 Assignments; Exercise in Part. This Agreement shall not be assigned by Bastet or Stockholder without the prior written consent of Buyer; provided that after the Closing (in the case of the Asset Sale), Bastet may assign its rights pursuant to this Agreement to any other Person in connection with the dissolution, liquidation or winding up or administration of the affairs of Bastet; and further provided that, whether or not any requisite consent of Buyer has been obtained, this Agreement will be binding upon all successors of Bastet and Stockholder, whether by operation of law or otherwise, including any Person who acquires Bastet Stock pursuant to any exercise of the Stock Option (except that this proviso shall not apply to any transfer or disposal pursuant to the Pledge Agreement). Any attempt by Bastet or Stockholder to assign this Agreement without first obtaining the consent of Buyer shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned in whole or in part by Buyer without the prior written consent of Bastet or Stockholder to any Person (provided that no such assignment shall relieve the assigning Person of any of its obligations or liabilities hereunder), and at Buyer's election the Stock Option may be exercised, and the Stock Sale may be consummated, from time to time as to less than all of the Bastet Stock without any adverse impact on Buyer's right subsequently to exercise the Stock Option and consummate the Stock Sale as to any or all of the Bastet Stock. Without limiting the foregoing, Buyer may exercise the Stock Option and consummate the Stock Sale as to less than all of the Bastet Stock (including with respect to less than all of the Bastet Stock held by any particular Person who is a Stockholder), in which event for purposes of such Sale the provisions of this Agreement relating to the consummation of such Stock Sale will apply only to the Bastet Stock as to which the Stock Option is exercised, and Buyer may thereafter exercise the Stock Option and consummate the Stock Sale on one or more occasions as to all or any portion of the Bastet Stock.

          10.5 Further Assurances. From time to time prior to, at, and after the Closing Date, each party hereto will execute all such instruments and take all such actions as another party hereto, being advised by counsel, shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof, and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments, in addition to those to be delivered on the Closing Date, as the case may be, and any and all actions which may reasonably be necessary to complete the transactions contemplated hereby.

          10.5 Notices. All notices, demands, and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be delivered personally or sent by nationally recognized overnight delivery service, charges prepaid, or by registered or certified mail, return-receipt requested, and shall be deemed to have been given or made when personally delivered, the next business day after delivery to such overnight delivery service, three (3) days after deposited in the mail, first class postage prepaid, as the case may be, addressed as follows:

                    (a)  If to Bastet:

                         Bastet Broadcasting, Inc.
                         806 South Cassingham Road
                         Bexley, OH 43209
                         Attention:  Mr. David Smith, President

                         with a copy (which will not constitute
                         notice to Bastet) to:

                         Piliero Goldstein Jenkins & Hall, L.P.
                         292 Madison Avenue
                         New York, NY 10017
                         Attention: Ed Goldstein, Esq.


or to such other address and/or with such other copies as Bastet may from time to time designate by notice to Buyer and Stockholder given in accordance with this Section 10.6;

                    (b)  If to Stockholder:

                         806 South Cassingham Road
                         Bexley, OH  43209

                         with a copy (which will not constitute
                         notice to Stockholder) to:

                         Piliero Goldstein Jenkins & Hall, L.P.
                         292 Madison Avenue
                         New York, NY 10017

                         Attention: Ed Goldstein, Esq.

or to such other address and/or with such other copies as Stockholder may from time to time designate by notice to Buyer and Bastet given in accordance with this Section 10.6;

                    (c)  If to Buyer:

                         200 Abington Executive Park
                         Suite 201
                         Clarks Summit, PA  18422
                         Attention: Perry A. Sook, Chief Executive Officer with copies (which will not constitute notice to Buyer) to:

                         ABRY Partners
                         18 Newbury Street
                         Boston, MA 02116
                         Attention: Jay Grossman

                         and

                         Kirkland & Ellis
                         153 East 53rd Street
                         New York, NY  10022
                         Attention: John L. Kuehn, Esq.

or to such other address and/or with such other copies as Buyer may from time to time designate by notice to Bastet and Stockholder given in accordance with this
Section 10.6.

          10.7 Captions. The captions of Articles and Sections of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

          10.8 Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REFERENCES TO ITS PRINCIPLES OF CONFLICT OF LAWS, EXCEPT TO THE EXTENT THAT THE FEDERAL LAW OF THE UNITED STATES GOVERNS THE TRANSACTIONS CONTEMPLATED HEREBY.

          10.9 Consent to Jurisdiction, Etc. SUBJECT TO SECTION 10.16, IN THE EVENT OF ANY ACTION OF PROCEEDING WITH RESPECT TO ANY MATTER PERTAINING TO THIS AGREEMENT, THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY CONSENT TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA AND OF ANY FEDERAL COURT LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS. THE PARTIES HERETO HEREBY WAIVE PERSONAL SERVICE OF ANY PROCESS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING AND AGREE THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL ADDRESSED TO OR BY PERSONAL DELIVERY IN ACCORDANCE WITH SECTION 10.6. IN THE ALTERNATIVE, IN ITS DISCRETION, ANY OF THE PARTIES HERETO MAY EFFECT SERVICE UPON ANY OTHER PARTY IN ANY OTHER FORM OR MANNER PERMITTED BY LAW.

          10.10 Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the Person waiving compliance. The failure of Buyer, Bastet or Stockholder at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later date to enforce the same. No waiver by Buyer, Bastet or Stockholder of any condition or the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

          10.11 Counterparts. This Agreement may be executed in two (2) or more counterparts, and all counterparts so executed shall constitute one (1) agreement binding on all of the parties hereto, notwithstanding that all the parties hereto are not signatory to the same counterpart.

          10.12 Entire Agreement/Amendments. This Agreement (including the Schedules hereto) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, between them relating to the subject matter hereof. No amendment or waiver of any provision of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The parties intend that this Agreement be in full compliance with all published rules, policies and orders of the FCC. If the FCC orders that the parties change any term of this Agreement, then the parties will attempt to do so, consistent with said FCC order and the overall intent of this Agreement.

          10.13 Access to Books and Records.

               (a) Buyer shall preserve for not less than five (5) years after the Closing Date all books and records included in the Station Assets. After such five-year period, Buyer will not destroy any books or records relating to the conduct of business of the Station prior to the Closing unless Buyer first offers to transfer such books and records to Seller at no cost to Seller, and if Buyer is requested to do so, Buyer will transfer such books or records to Seller.

               (b) After the Closing, Seller will not destroy any books or records relating to the conduct of business of the Station prior to the Closing Date unless Seller first offers to transfer such books and records to Buyer, and if Seller is requested to do so, Seller will transfer such books or records to Buyer.

               (c) At the request of any other party to this Agreement, Buyer, Bastet and Stockholder will permit each other (including such other party's officers, employees, accountants, and counsel) any access, upon reasonable prior written notice during normal business hours, to all of its property, accounts, books, contracts, records, accounts payable and receivable, records of employees, FCC logs and other information concerning the affairs

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

     or operation of the Station as such other party to this Agreement may reasonably request for any reasonable purpose, and to make extracts or copies from the foregoing at the requesting party's expense.

          10.14 Public Announcements. Prior to the Closing, no party to this Agreement shall, except by mutual agreement with all other parties to this Agreement (including agreement as to content, text and method or distribution or release), make any press release or other public announcement or disclosure concerning the transactions contemplated by this Agreement, except as may be required by any Legal Requirement (including, without limitation, filings and reports required to be made with or pursuant to the rules of the Securities and Exchange Commission); provided that, prior to making any such announcement or disclosure required by any Legal Requirement, to the extent practicable, the disclosing Person gives each other party to this Agreement prior written notice of the context, text and content of, the method of distribution or release of, and all other material facts concerning, such disclosure. After the Closing, neither Bastet nor Stockholder will, except with Buyer's prior written consent (including agreement as to content, text and method or distribution or release), make any press release or other public announcement or disclosure concerning the transactions contemplated by this Agreement, except as may be required by any Legal Requirement (including, without limitation, filings and reports required to be made with or pursuant to the rules of the Securities and Exchange Commission); provided that, prior to making any such announcement or disclosure required by any Legal Requirement, to the extent practicable, Bastet or Stockholder (as the case may be) gives Buyer prior written notice of the context, text and content of, the method of distribution or release of, and all other material facts concerning, such disclosure.

          10.15 Definitional Provisions.

               (a) Terms Defined in Appendix. Each capitalized term which is used and not otherwise defined in this Agreement or any Schedule to this Agreement has the meaning which is specified for such term in the Appendix which is attached to this Agreement.

               (b) Gender and Number. Words used in this Agreement, regardless of the gender and number specifically used, will be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

          10.16 Arbitration.

               (a) Generally. Buyer, Bastet and Stockholder agree that the arbitration procedures described in this Section 10.16 will be the sole and exclusive method of resolving and remedying any claim for indemnification or other remedy arising under this Agreement (collectively, "Disputes"); provided that nothing in this Section 10.16 will prohibit a party from instituting litigation to enforce any Final Arbitration Award. Buyer, Bastet and Stockholder agree that, except as otherwise provided in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time (the

     "AAA Rules"), the arbitration procedures described in this Section 10.16 and any Final Arbitration Award will be governed by, and will be enforceable pursuant to, the Uniform Arbitration Act as in effect in the Commonwealth of Massachusetts from time to time. No Person will be entitled to claim or recover punitive damages in any such proceeding.

               (b) Notice of Arbitration. If Buyer, Bastet or Stockholder asserts that there exists a Dispute, then such Person (the "Disputing Person") will give the other party involved in such Dispute a written notice setting forth the nature of the asserted Dispute. If the Persons giving and receiving such notice (the "Disputing Parties") do not resolve any such asserted Dispute prior to the tenth Business Day after such notice is given, then either Disputing Party may commence arbitration pursuant to this Section 10.16 by giving the other Disputing Party a written notice to that effect (an "Arbitration Notice"), setting forth any matters which are required to be set forth therein in accordance with the AAA Rules.

               (c) Selection of Arbitrator. The Disputing Parties will attempt to select a single arbitrator by mutual agreement. If no such arbitrator is selected prior to the twentieth Business Day after the related Arbitration Notice is given, then an arbitrator which is experienced in matters of the type which are the subject matter of the Dispute will be selected in accordance with the AAA Rules.

               (d) Conduct of Arbitration. The arbitration will be conducted under the AAA Rules, as modified by any written agreement between the Disputing Parties. The arbitrator will conduct the arbitration in a manner so that the final result, determination, finding, judgment or award determined by the arbitrator (the "Final Arbitration Award") is made or rendered as soon as practicable, and the parties will use reasonable efforts to cause a Final Arbitration Award to occur not later than the sixtieth day after the arbitrator is selected. Any Final Arbitration Award will be final and binding upon the Disputing Parties, and there will be no appeal from or reexamination of any Final Arbitration Award, except in the case of fraud, perjury or evident partiality or misconduct by the arbitrator prejudicing the rights of a Disputing Party or to correct manifest clerical errors.

               (e) Enforcement. Buyer, Bastet and Stockholder agree that a Final Arbitration Award may be enforced in any state or federal court having jurisdiction over the subject matter of the related Dispute.

               (f) Expenses. A prevailing party in any arbitration proceeding in connection with this Agreement shall be entitled to recover from the non-prevailing party its reasonable attorneys' fees and disbursements in addition to any damages or other remedies awarded to such prevailing party, and the non-prevailing party also will be required to pay all other costs and expenses associated with the arbitration; provided that (1) if an arbitrator is unable to determine that a party is a prevailing party in any such arbitration proceeding, then such costs and expenses will be equitably allocated by such arbitrator upon the basis of the outcome of such arbitration proceeding, and (2) if such arbitrator is unable to allocate such costs and expenses and expenses in such a manner, then the costs and expenses of such arbitration will be paid in equal amounts by the Disputing parties, and each Disputing Party will pay the out-of-pocket expenses incurred by it. As part of any Final Arbitration Award, the arbitrator may designate the prevailing party for purposes of this Section 10.16. Except as provided in the preceding sentences, each party to this Agreement will bear its own costs and expenses (including legal fees and disbursements) in connection with any such proceeding or submission.

          10.17 Termination of Transfer Restrictions in the Shared Services Agreement. The parties hereto agree that Section 7 of the Shared Services Agreement is hereby terminated and that the Shared Services Agreement is hereby amended and Section 7 thereof is deemed deleted.

                                    * * * * *

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

WITNESS:                                 BASTET BROADCASTING, INC.


[illegible signature]                    By: /s/ David Smith
--------------------------------             -----------------------------------
Name:                                        Name: David Smith
                                             Title: President

WITNESS:
                                         /S/ David Smith
                                         ---------------------------------------
                                         David Smith
[illegible signature]
--------------------------------
Name:

WITNESS:                                 NEXSTAR BROADCASTING OF
                                            NORTHEASTERN PENNSYLVANIA, L.P.

/s/ Shirley Green
--------------------------------         By: Nexstar Broadcasting of
Name: Shirely Green                          Northeastern Pennsylvania GP, Inc.
                                         Its: General Partner

                                         By: /s/ Perry A. Sook
                                             -----------------------------------
                                             Name: Perry A. Sook
                                             Title: President & CEO

                                    APPENDIX

          The following capitalized terms have the following meaning when used in this Agreement and the Schedules attached to this Agreement:

          A "Business Day" means any day other than a Saturday, Sunday or other day upon which banks in Boston, Massachusetts are not open for business.

          "Closing Date" means the date upon which the Closing occurs.

          "Communications Act" means the Communications Act of 1934, as in effect from time to time.

          With respect to any Contract, a "Consent" means any consent or approval of any Person other than any party to this Agreement which, in accordance with the terms of such Contract, is required to be obtained in order to permit the consummation of the Sale (or, in the case of the Asset Sale, the Assumption).

          "Contract" means any agreement, lease, arrangement, commitment, or understanding to which Bastet with respect to the Station is a party.

          "Equity Securities" means (i) any of Bastet's capital stock, partnership, members, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, interest, participation or security described in clause (i) above.

          "Existing Station Indebtedness" means the indebtedness (including interest) of Bastet pursuant to the Credit Agreement dated as of January 5, 1998 among Bastet, various banks, Bank of America National Trust and Savings Association and BancAmerica Robertson Stephens, as the same may be amended or modified and as in effect from time to time.

          "FCC" means the Federal Communications Commission or any successor thereto.

          "FCC Approval Date" means the first day upon which each Required FCC Consent is effective.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as in effect from time to time.

          "Legal Requirements" means the Communications Act, the rules, regulations and published policies of the FCC, and all other federal, state and local laws, rules, regulations, ordinances, judgments, orders and decrees.

          "Lien" means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or otherwise), preference, priority or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

          "Option Expiration Date" means the tenth anniversary of the date of this Agreement.

          A "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated association or government or department thereof.

          A "Required FCC Consent" means any action or order by the FCC granting its consent to the consummation of a Sale pursuant to this Agreement without any condition which in the reasonable judgment of Buyer or Seller is adverse to Buyer or Seller, as the case may be, in any material respect.

          "Transaction Documents" means this Agreement and all other documents executed and delivered in connection therewith, in each case as in effect from time to time.

                                       27